                                                                    EXHIBIT 13.1

                                CEO CERTIFICATION

      Pursuant to 18 U.S.C. Section 1350, the undersigned, Luo Chaogeng, President of China Eastern Airlines Corporation Limited (the "Company"), hereby certifies, to his knowledge, that the Company's annual report on Form 20-F for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  July 7, 2006
                                          /s/ Luo Chaogeng
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                                          Name:     Luo Chaogeng
                                          Title:    President

      The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.